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                                                                      EXHIBIT 16



                         [DELOITTE & TOUCHE LETTERHEAD]




October 1, 2001


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of the Form 8-K's of Oakhurst Company, Inc. and Steel City Products, Inc. dated October 1, 2001.


Yours truly,

Deloitte & Touche LLP